UNITED STATES
            SECURITIES AND EXCHANGE COMMISSION
                   Washington, DC 20549



                         FORM 8-K



                AMENDMENT TO CURRENT REPORT


Pursuant to Section 13 or 15(d) of The Securities Exchange
                        Act of 1934


Date of Report (Date of earliest event reported) : May 20, 1999




             AMERICAN DIVERSIFIED GROUP, INC.
  (Exact name of registrant as specified in its charter)




     Nevada                   0-23532                   86-0359523
(State or other jurisdiction (Commission File Number)  (IRS Employer
 of Incorporation)                                      Identification No.)




   110 North Center Street, Suite 202, Hickory, NC 28601
         (Address of principal executive offices)





Registrant's telephone number, including area code: (828)-322-02044





         _________________________________________
 (Former name, former address, if changed since last report)












Item 4.   Changes in Registrant's Certifying Accountant

      The  Company's  financial statements for  the  fiscal
years  ended December 31, 1995, 1996 and 1997 were  audited
by  the  firm  of Grant-Schwartz Associates,  CPA's.  In  a
letter  to  the  Company,  the accounting  firm  of  Grant-
Schwartz  Associates, CPA's, informed the Company  that  it
has ceased its accounting practice, and as a result, it was
resigning  from  the engagement. As a result,  the  Company
retained the accounting firm of Dohan and Company, CPA's to
complete  the audit for the fiscal year ended December  31,
1998  and  the firm of Grant Schwartz Associates agreed  to
cooperate  with the Company in transmitting copies  of  all
records necessary for Dohan and Company, CPA's, to complete
the  1998  audit. The Company has also continued to  engage
the  services  of John Coniglio, CPA, who had assisted  the
firm  of  Grant-Schwartz Associates in the Company's  prior
audits  for fiscal 1995, 1996 and 1997, to assist the  firm
of   Dohan   and   Company,   CPA's,   independent   public
accountants, in completing the audit of the Company's financial statements for the fiscal year ended December 31, 1998.

     During the past two years and through the date of  the
resignation  of  the  accounting  firm  of  Grant  Schwartz
Associates, there were no disagreement(s) with  the  former
accountant  on  any  matter  of  accounting  principles  or
practices,  financial  statement  disclosure,  or  auditing
scope  of procedure, which disagreement(s), if not resolved
to  the  satisfaction of the former accountant, would  have
caused  it to make reference to the subject matter  of  the
disagreement(s)   in  connection  with  its   report.   The
engagement of Dohan and Company, CPA's, independent  public
accountants, 7700 North Kendall Drive, Suite 204  FL  33156
is attached as an exhibit to this Annual Report on Form 10-
KSB. However, the change in the Company's independent auditors did cause a delay in the filing of the Annual
Report on Form 10-KSB.







                        SIGNATURES



          Pursuant to the requirements of The Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              AMERICAN DIVERSIFIED GROUP, INC.

   May 26, 1999




                              _____________________________________
                              Jerrold R. Hinton, President